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                          [SIDLEY & AUSTIN LETTERHEAD]

                                                                       EXHIBIT 5

                                 July 12, 1996

Board of Directors
American Shared Hospital Services
Four Embarcadero Center, Suite 3620
San Francisco, California 94111-4155

           Re: 330,000 Common Shares, no par value, of American Shared Hospital
               Services (the "Common Stock")

Gentlemen:

     We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by American Shared Hospital Services, a California corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 330,000 common shares, no par value, of the Company (the "New Shares"), including the registration for issuance by the Company of 64,334 New Shares under the American Shared Hospital Services 1995 Stock Option Plan (the "Plan") and the registration for reoffering and resale by certain holders named therein of 265,666 New Shares issuable upon exercise of options granted under the Plan.

     We have acted as counsel to the Company in connection with the Plan and the proposed issuance and sale of the New Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have examined the originals, or photocopies, of such other corporate records of the Company, certificates of public officials and of officers of the Company and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to the questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon a certificate of the Company or its officers or of public officials.

     Based on the foregoing, we are of the opinion that:

          1. The Company is duly incorporated and validly existing under the laws of the State of California.

          2. The New Shares will be, as and when issued and paid for in accordance with the terms and conditions of the Plan, legally issued, fully paid and nonassessable shares of Common Stock.

     We do not find it necessary for purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the New Shares. This opinion is limited to the General Corporation Law of the State of California.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to all references to our firm in the Registration Statement.

                                          Very truly yours,

                                          Sidley & Austin